UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.00001 per share)	SSNT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2023, SilverSun Technologies, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). Greater than 50% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions as to such matters, where applicable, are set forth in the table below. With respect to the election of Mark Meller, Kenneth Edwards, Stanley Wunderlich and John Schachtel as directors to each serve a one-year term on the Board of Directors of the Company (the “Board”) and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Common Shares Votes For	Percent of Votes Cast	Votes Against/Withheld	Abstentions	Broker Non-Votes
Election of Mark Meller	3,131,970	99.87%	3,842	6,723
Election of Kenneth Edwards	3,131,360	99.84%	4,752	6,423
Election of Stanley Wunderlich	2,917,693	93.04%	218,119	6,723
Election of John Schachtel	3,082,944	98.31%	52,868	6,723
Ratification of Marcum LLP, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2023	3,133,460	99.92%	2,279	6,796

On the basis of the above votes, (i) Mark Meller, Kenneth Edwards, Stanley Wunderlich and John Schachtel were elected as members of the Board; and (ii) the proposal to ratify the selection of Marcum LLP as the Company’s independent registered public accountant to audit its consolidated financial statements for 2023 was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: December 19, 2023	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer